EXHIBIT 10.5

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of [•], 2021, by and between Stevanato Group S.p.A. (the “Company”), and [•] (the “Indemnitee”).

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by applicable law.

AGREEMENT

In consideration of the mutual promises made in this Agreement, the Company and Indemnitee hereby agree as follows:

1.	Indemnification

(a)	Third Party Proceedings.

The Company shall indemnify Indemnitee to the fullest extent permitted under and in accordance with applicable law if Indemnitee is made, or threatened to be made, a party to an action or proceeding other than by or in the right of the Company to procure a judgment in its favor, whether civil, administrative or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, trust, employee benefit plan or other enterprise, which Indemnitee served in any capacity at the request of the Company, by reason of the fact that Indemnitee is or was a director or officer of the Company, or is or was serving such other corporation, partnership, trust, employee benefit plan or other enterprise in any capacity, initiated by any third party or public authority, against judgments, fines, monetary penalties or amounts paid in settlement and reasonable expenses, including attorney’s fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if (i) Indemnitee’s acts or omissions on which such action or proceeding is based did not constitute willful misconduct or gross negligence and (ii) Indemnitee acted, in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation, partnership, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or, as applicable, such other corporation, partnership, trust, employee benefit plan or other enterprise. The termination of any such civil, administrative or criminal action or proceeding by judgment, settlement, conviction or upon a pleas of nolo contendere, or its equivalent, where applicable, shall not in itself create a presumption that Indemnitee’s acts or omissions on which such action or proceeding is based constituted willful misconduct or gross negligence and that Indemnitee did not act in good faith, for a purpose which Indemnitee reasonably believed to be in, or, in the case of service for any other corporation or any partnership, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or, as applicable, such other corporation, partnership, trust, employee benefit plan or other enterprise.

(b)	Proceedings By or in the Right of the Company.

The Company shall indemnify Indemnitee to the fullest extent permitted under and in accordance with applicable law if Indemnitee is made, or threatened to be made, a party to an action by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, trust, employee benefit plan or other enterprise, against reasonable expenses, including attorney’s fees actually and reasonably incurred by Indemnitee in connection with the defense of such action, or in connection with an appeal therein, if (i) Indemnitee’s acts or omissions on which such action is based did not constitute willful misconduct or gross negligence and (ii) Indemnitee acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation, partnership, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or, as applicable, such other corporation, partnership, trust, employee benefit plan or other enterprise, except that no indemnification under this paragraph shall be made in respect of (a) a threatened or pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such portion of the expenses as the court deems proper.

(c)	Mandatory Payment of Expenses.

To the extent that Indemnitee has been successful on the merits or otherwise in the defense of any action or proceeding referred to in Section 1(a) or Section 1(b) above or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.	No Employment Rights

Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3.	Expenses; Indemnification Procedure

(a)	Advancement of Expenses.

The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, administrative or criminal action, suit or proceeding referred to in Section 1(a) or Section 1(b) hereof (including amounts actually paid in settlement of any such action, suit or proceeding pursuant to Section 1(a) hereof). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby or, where indemnification is granted, to the extent the expenses so advanced by the Company or allowed by the court exceed the indemnification to which the Indemnitee is entitled.

(b)	Notice/Cooperation by Indemnitee.

Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company and shall be given in accordance with the provisions of Section 12 (d) below. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)	Procedure.

Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any law, or under any provision of the Company’s Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 11 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that the Indemnitee’s acts or omissions on which the action or proceeding is based constituted willful misconduct or gross negligence or that Indemnitee did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation, partnership, trust or other enterprise, not opposed to, the best interests of the Company or, as applicable, such other corporation, partnership, trust or other enterprise, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to the contrary, shall create a presumption that the Indemnitee’s acts or omissions on which the action or proceeding is based constituted willful misconduct or gross negligence or that Indemnitee did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation, partnership, trust or other enterprise, not opposed to, the best interests of the Company or, as applicable, such other corporation, partnership, trust or other enterprise.

(d)	Notice to Insurers.

If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)	Selection of Counsel.

In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any counsel’s fees subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ such counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of such counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company has not, in fact, employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.	Additional Indemnification Rights; Non-exclusivity.

(a)	Scope.

Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the Company’s Bylaws or by applicable law. In the event of any change, after the date of this Agreement, in any applicable law which expands the right of an Italian corporation whose shares are listed on a United States national securities exchange to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement. In the event of any change in any applicable law which narrows the right of an Italian corporation whose shares are listed on a United States national securities exchange to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)	Non-exclusivity.

The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Bylaws, any agreement, any resolution passed by the Company’s Meeting of Shareholders or Board of Directors, any applicable law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action or other covered proceeding.

5.	Partial Indemnification

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or monetary penalties actually and reasonably incurred in the investigation, defense, appeal or settlement of any civil, administrative or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or monetary penalties to which Indemnitee is entitled.

6.	Mutual Acknowledgment

Both the Company and Indemnitee acknowledge that, in certain instances, the laws of Italy, United States federal law or public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.	Officer and Director Liability Insurance

The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

8.	Severability

Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the portion of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.	Exceptions

Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)	Claims Initiated by Indemnitee.

To indemnify or advance expenses to Indemnitee with respect to actions, proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any applicable law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

(b)	Lack of Good Faith.

To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding initiated by Indemnitee to enforce or interpret this Agreement, if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; or

(c)	Insured Claims.

To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company.

10.	Construction of Certain Phrases

(a)	References to the “Company”.

For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)	References to employee benefit plans.

For purposes of this Agreement, the Company shall be deemed to have requested Indemnitee to serve an employee benefit plan where the performance by Indemnitee of his or her duties to the Company also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and action taken or omitted by Indemnitee with respect to an employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is “not opposed to the best interests of the Company” as referred to in this Agreement.

11.	Attorneys’ Fees

(a)	Actions initiated by Indemnitee.

In the event that any action is initiated by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, only to the extent the Company is obliged to indemnify the Indemnitee pursuant to Sections 1(a), 1(b), and 9 above.

(b)	Actions initiated by or in the name of the Company.

In the event of an action initiated by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), only to the extent the Company is obliged to indemnify the Indemnitee pursuant to Sections 1(a), 1(b), and 9 above.

12.	Miscellaneous

(a)	Governing Law.

This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Italy, without giving effect to principles of conflict of law.

(b)	Entire Agreement; Enforcement of Rights.

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)	Construction.

This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d)	Notices.

Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by registered mail or certified e-mail (posta elettronica certificata), to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)	Successors and Assigns.

This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

(g)	Subrogation.

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

Stevanato Group S.p.A.

By:

Title:

Address:	Via Molinella, no. 17 35017- Piombino Dese (Padua) Italy

Certified e-mail:	[ ]

AGREED TO AND ACCEPTED:

[                                                     ]

[                                             ]

(Signature)

Address:    [        ]

Certified e-mail:    [        ]